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    [LETTERHEAD OF WARNER & STACKPOLE LLP COUNSELLORS AT LAW APPEARS HERE]


                                February 18, 1998



ADE Corporation
80 Wilson Way
Westwood, MA 02090

Ladies and Gentlemen:

           We have acted as counsel to ADE Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the offering by the Company of 500,000 shares (the "Shares") of the Common Stock, $.01 par value per share, of the Company pursuant to the Company's 1997 Employee Stock Option Plan (the "Plan").

           We have examined the Registration Statement, the Restated Articles of Organization of the Company and such other documents and records of the Company as we have deemed necessary for the purpose of this opinion.

           In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

           We are members of the bar of the Commonwealth of Massachusetts, and we express no opinion as to any matters insofar as any laws other than Federal laws and the laws of the Commonwealth of Massachusetts may be applicable.

           We assume for the purpose of this opinion that the grants of options under the Plan have been or will be made in accordance with the terms and conditions of the Plan.

           Based upon the foregoing, we are of the opinion that the Shares are duly authorized and reserved for issuance pursuant to the terms of the Plan, and upon (i) payment for the Shares in accordance with the terms of the Plan and
(ii) the issuance of certificates therefor by the Company, the Shares will be validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,



                                              WARNER & STACKPOLE LLP